Exhibit 10.3

AMENDED AND RESTATED term LOAN NOTE

$38,000,000.00	Bethesda, Maryland July 10, 2015

FOR VALUE RECEIVED, each of ALPHATEC HOLDINGS, INC., a Delaware corporation, ALPHATEC SPINE, INC., a California corporation, ALPHATEC INTERNATIONAL LLC, a Delaware limited liability company, and ALPHATEC PACIFIC, INC., a Japanese company (individually, each a “Borrower” and collectively, the “Borrowers”), hereby jointly and severally unconditionally promises to pay to the order of MIDCAP FUNDING IV TRUST (formerly known as MidCap Funding IV Trust), a Delaware statutory trust (together with its successors and assigns, “Lender”) at the office of Agent (as defined herein) at c/o MidCap Financial Services, LLC, as servicer, 7255 Woodmont Avenue, Suite 200, Bethesda, MD  20814, or at such other place as Agent may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, in the principal sum of Thirty Eight Million and No/100 Dollars ($38,000,000.00), or if less, the aggregate unpaid principal balance of the Term Loan made by Lenders to Borrowers under the terms of that certain Amended and Restated Credit and Security Agreement dated as of August 30, 2013 (as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Borrowers, such other borrowers that may become “Borrowers” under the Credit Agreement, various financial institutions as are, or may from time to time become, parties thereto as lenders (including without limitation, Lender) and MidCap Funding IV Trust (formerly known as MidCap Funding IV, LLC), individually as a Lender, and as administrative agent (in such capacity and together with its successors and assigns, “Agent”). All capitalized terms used herein (which are not otherwise specifically defined herein) shall be used in this Amended and Restated Term Loan Note (this “Note”) as defined in the Credit Agreement.
1.The outstanding principal balance of the Term Loan evidenced by this Note shall be payable in full on the Termination Date, or on such earlier date as provided for in the Credit Agreement.
2.This Note is issued in accordance with the provisions of the Credit Agreement and is entitled to the benefits and security of the Credit Agreement and the other Financing Documents, and reference is hereby made to the Credit Agreement for a statement of the terms and conditions under which the Term Loan evidenced hereby was made and is required to be repaid.
3.Each Borrower promises to pay interest from the date hereof until payment in full hereof on the unpaid principal balance of the Term Loan evidenced hereby at the per annum rate or rates set forth in the Credit Agreement. Interest on the unpaid principal balance of the Term Loan evidenced hereby shall be payable on the dates and in the manner set forth in the Credit Agreement. Interest as aforesaid shall be calculated in accordance with the terms of the Credit Agreement.
4.Upon and after the occurrence of an Event of Default, and as provided in the Credit Agreement, the Term Loan evidenced by this Note may be declared, and immediately shall become, due and payable without demand, notice or legal process of any kind; provided, however, that upon the occurrence of an Event of Default pursuant to the provisions of Section 10.1(e) or Section 10.1(f) of the Credit Agreement, the Term Loan evidenced by this Note shall automatically be due and payable, without demand, notice or acceleration of any kind whatsoever.

5.Payments received in respect of the Term Loan shall be applied as provided in the Credit Agreement.
6.Presentment, demand, protest and notice of presentment, demand, nonpayment and protest are each hereby waived by Borrowers.
7.No waiver by Agent or any Lender of any one or more defaults by the undersigned in the performance of any of its obligations under this Note shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature, or as a waiver of any obligation of Borrowers to any other lender under the Credit Agreement.
8.No provision of this Note may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by Borrowers, the Required Lenders and any other lender under the Credit Agreement to the extent required under Section 11.16 of the Credit Agreement.
9.THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.
10.Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but in case any provision of or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
11.Whenever in this Note reference is made to Agent, Lender or Borrowers, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Note shall be binding upon each Borrower and its successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.
12.In addition to and without limitation of any of the foregoing, this Note shall be deemed to be a Financing Document and shall otherwise be subject to all of the general terms and conditions contained in Article 12 of the Credit Agreement, mutatis mutandis.
13.This Note replaces in its entirety and is in substitution for but not in payment of that certain Term Loan Note dated as of August 30, 2013 made by Borrowers in favor of Lender in the maximum principal amount of $33,000,000 (the “Prior Note”), and does not and shall not be deemed to constitute a novation thereof. Such Prior Note shall be of no further force and effect upon the execution of this Note.

[SIGNATURES APPEAR ON FOLLOWING PAGE(S)]

IN WITNESS WHEREOF, intending to be legally bound, and intending that this Note constitute an agreement executed under seal, the undersigned have executed this Note under seal as of the day and year first hereinabove set forth.

BORROWERS:	ALPHATEC HOLDINGS, INC., a Delaware corporation By: /s/ Michael O’Neill Name: Michael O’Neill Title: Chief Financial Officer
ALPHATEC SPINE, INC., a California corporation By: /s/ Michael O’Neill Name: Michael O’Neill Title: Chief Financial Officer

ALPHATEC INTERNATIONAL LLC,
a Delaware limited liability company
By: /s/ Ebun S. Garner,Esq.
Name: Ebun S. Garner, Esq.
Title: General Counsel and SVP, Alphatec Holdings, Inc., General Partner of Alphatec Holdings, International C.V., Sole Member

ALPHATEC PACIFIC, INC., a Japanese company By: /s/ Ebun S. Garner,Esq. Name: Ebun S. Garner, Esq. Title: Director